As filed with the Securities and Exchange Commission on September 17, 2010.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-2301797
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111
(Address of Principal Executive Offices) (Zip Code)
Molycorp, Inc.
2010 Equity and Performance Incentive Plan
(Full title of the plan)
Mark A. Smith
President and Chief Executive Officer
Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111
(303) 843-8040
(Name, address, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be Registered	Amount to be Registered (1)(2)	Offering Price Per Share (3)	Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares, par value $0.001	4,112,685	$21.73	$89,368,645	$6,372

(1)	Represents the maximum number of shares of common stock, par value $0.001 per share (“Common Stock”), of Molycorp, Inc. (the “Registrant”) issuable pursuant to the Molycorp, Inc. 2010 Equity and Performance Incentive Plan (the “Plan”) being registered hereon.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock that may become issuable under the Plan to prevent dilution from any stock dividend, stock split or similar transactions.

(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on September 15, 2010, within five business days prior to filing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:
(a)	The prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, on August 2, 2010, relating to the Registration Statement on Form S-1, as amended (Registration No. 333-166129), containing audited financial statements of the Registrant for the latest period for which such statements have been filed;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;
(c)	The Registrant’s Current Reports on Form 8-K, filed with the SEC on August 6, 2010 and September 14, 2010; and
(d)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (Registration No. 001-34827), filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 21, 2010, including any amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Registrant’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 6. Indemnification of Directors and Officers.
Section 102(b)(7) of the General Corporation Law of the State of Delaware allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation to procure a judgment in its favor under the same conditions against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation with respect to such claim, issue or matter. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Registrant’s Amended and Restated Certificate of Incorporation contains a provision that provides that each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or a proceeding, by reason of the fact that the person is or was a director or an officer of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or an indemnitee, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent permitted or required by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, the Employment Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, with limited exceptions relating to rights to indemnification, the Registrant shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Registrant’s board of directors.
The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the General Corporation Law of the State of Delaware and also provides for certain additional procedural protections.

In addition, the Registrant’s Amended and Restated Certificate of Incorporation states that it may maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the General Corporation Law of the State of Delaware. The Registrant has and intends to maintain director and officer liability insurance, if available on reasonable terms.
Item 8. Exhibits.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Current Report on Form 8-K of the Registrant filed on August 6, 2010 and incorporated herein by reference (SEC File No. 001-34827))

4.2	Bylaws of the Registrant (filed as Exhibit 3.2 to the Current Report on Form 8-K of the Registrant filed on August 6, 2010 and incorporated herein by reference (SEC File No. 001-34827))

4.3
Form of Certificate of Common Stock of the Registrant (filed as Exhibit 4.1 to the Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 of the Registrant (Registration No. 333-166129) filed on July 13, 2010 and incorporated herein by reference)

4.4
Molycorp, Inc. 2010 Equity and Performance Incentive Plan, as adopted on June 9, 2010 (filed as Exhibit 10.15 to the Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 of the Registrant (Registration No. 333-166129) filed on June 21, 2010 and incorporated herein by reference)

5.1	Opinion of Jones Day

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwood Village, state of Colorado, on this 17th day of September, 2010.

MOLYCORP, INC.
By:	/s/ John F. Ashburn, Jr.
John F. Ashburn, Jr., Esq.
Executive Vice President and General Counsel
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Mark A. Smith	President and Chief Executive Officer and Director (Principal Executive Officer)	September 17, 2010

* James S. Allen	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 17, 2010

* Russell D. Ball	Director	September 17, 2010

* Ross R. Bhappu	Director	September 17, 2010

* Brian T. Dolan	Director	September 17, 2010

* Charles R. Henry	Director	September 17, 2010

* Mark S. Kristoff	Director	September 17, 2010

* Alec Machiels	Director	September 17, 2010

* Jack E. Thompson	Director	September 17, 2010

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the Registrant and filed herewith as Exhibit 24.1 on behalf of the Registrant.
September 17, 2010

By:	/s/ John F. Ashburn, Jr.
John F. Ashburn, Jr., Esq., as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Current Report on Form 8-K of the Registrant filed on August 6, 2010 and incorporated herein by reference (SEC File No. 001-34827))

4.2	Bylaws of the Registrant (filed as Exhibit 3.2 to the Current Report on Form 8-K of the Registrant filed on August 6, 2010 and incorporated herein by reference (SEC File No. 001-34827))

4.3
Form of Certificate of Common Stock of the Registrant (filed as Exhibit 4.1 to the Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 of the Registrant (Registration No. 333-166129) filed on July 13, 2010 and incorporated herein by reference)

4.4
Molycorp, Inc. 2010 Equity and Performance Incentive Plan, as adopted on June 9, 2010 (filed as Exhibit 10.15 to the Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 of the Registrant (Registration No. 333-166129) filed on June 21, 2010 and incorporated herein by reference)

5.1	Opinion of Jones Day

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney